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Exhibit (a)(1)(ii)

PLEASE CAREFULLY READ THE INSTRUCTIONS ATTACHED HERETO BEFORE COMPLETING AND SUBMITTING THE COMMON STOCK LETTER OF TRANSMITTAL

        This document should be read in conjunction with the Offer to Purchase dated October 31, 2016 (the "Tender Offer Memorandum"), which, together with this Common Stock Letter of Transmittal (the "Common Stock Letter of Transmittal"), the ADS Letters of Transmittal, and other related documents, contain the proposed tender offer to purchase for cash common stock of Public Joint Stock Company Mobile TeleSystems ("MTS"), nominal value 0.1 rubles per share (the "Common Stock"), including Common Stock represented by American Depositary Shares ("ADSs", together with the Common Stock, the "securities") of MTS, by Stream Digital, Limited Liability Company ("Stream Digital LLC")(the "Tender Offer"). Unless the context requires otherwise, the definitions used in the Tender Offer Memorandum apply in this Common Stock Letter of Transmittal. All terms and conditions contained in the Tender Offer Memorandum applicable to the shares of Common Stock are deemed to be incorporated in and form part of this Common Stock Letter of Transmittal (including with respect to procedures for submitting the Common Stock Letter of Transmittal and transfer of shares of Common Stock).

COMMON STOCK LETTER OF TRANSMITTAL

to Tender Common Stock of

Public Joint Stock Company Mobile TeleSystems Pursuant to

the Tender Offer Memorandum dated October 31, 2016

by

Stream Digital LLC, a wholly-owned

subsidiary of MTS

with respect to a proposed tender offer to purchase for cash Common Stock, including ADSs representing Common Stock (as may be adjusted pursuant to the terms of the Tender Offer Memorandum)

        THE TENDER OFFER IN RESPECT OF COMMON STOCK WILL EXPIRE AT 10:00 A.M., MOSCOW TIME, ON DECEMBER 1, 2016, UNLESS THE EXPIRATION TIME IS EXTENDED BY STREAM DIGITAL LLC (THE "EXPIRATION TIME").

        DULY COMPLETED COMMON STOCK LETTERS OF TRANSMITTAL, AS WELL AS ANY DOCUMENTS TO BE DELIVERED TOGETHER WITH THE COMMON STOCK LETTERS OF TRANSMITTAL, MUST BE RECEIVED BY JOINT STOCK COMPANY INDEPENDENT REGISTRAR COMPANY ("JSC NRK" or "NRK") AT THE ADDRESSES INDICATED IN THE TENDER OFFER MEMORANDUM AND IN ACCORDANCE WITH THE INSTRUCTIONS HERETO BY THE EXPIRATION TIME. INFORMATION ON ADDRESSES AND BUSINESS HOURS OF TENDER OFFICES IS AVAILABLE ON THE WEBSITE WWW.NRCREG.RU.

        This Common Stock Letter of Transmittal is to be used only by shareholders tendering MTS Common Stock that are considered owners of Common Stock under Russian law, including persons registered as "holders" in the Register (as defined below), persons having depo accounts with Russian depositories, securities trustees, foreign authorized holders, foreign nominee holders, and Russian nominee holders appointed by the owners ("shareholders"). Shareholders should consult with their brokers, legal counsel, and financial and tax advisers to determine whether to tender their securities, and if so, how many securities to tender.

        If the shareholder tendering Common Stock is an individual, Common Stock Letter of Transmittal Form No. 1 should be completed.

        If the shareholder tendering Common Stock is a legal entity, Common Stock Letter of Transmittal Form No. 2 should be completed.

Note:    Prior to completing the Common Stock Letter of Transmittal and submitting it and other required documents to NRK, please read the attached instructions and the Tender Offer Memorandum carefully. Incorrectly or unduly completed Common Stock Letters of Transmittal or Common Stock Letters of Transmittal submitted without the required documents will not be accepted.

ONLY THE RUSSIAN LANGUAGE FORM OF THE COMMON STOCK LETTER OF TRANSMITTAL, COMPLETED IN THE RUSSIAN LANGUAGE, WILL BE CONSIDERED

Form No. 1 for Shareholders—Individuals
THIS IS AN ENGLISH TRANSLATION OF THE FORM IN THE RUSSIAN LANGUAGE
To Joint Stock Company Independent Registrar Company
for Stream Digital LLC 51/4 bld. 2 Schepkina str. Moscow, Russian Federation

No.

COMMON STOCK LETTER OF TRANSMITTAL

full name of the individual shareholder
identity document:

name of the document, series, number, date of issue, issuing authority residential (registration) address:

building number, street, apartment number, district, city (including region), postal code, country postal address (correspondence address):

building number, street, apartment number, district, city (including region), postal code, country contact phone number (including international dialing code) and email address (if available):

being a holder of ordinary registered shares of common stock of PJSC MTS (state registration number of the share issue: 1-01-04715-A dated January 22, 2004) ("Common Stock"), hereby submit my tender, pursuant to the terms and conditions of the Offer to Purchase dated October 31, 2016 ("Tender Offer

Memorandum") concerning the invitation to submit tenders to sell Common Stock, to sell to Stream Digital LLC Common Stock in the amount of shares, on the following conditions*:

• Common Stock at the price equal to the Strike Price, in the following amount:

• Common Stock within the Price Range in the following amounts:

shares at the price of	RUB 199	rubles per Common Stock

shares at the price of	RUB 204	rubles per Common Stock

shares at the price of	RUB 209	rubles per Common Stock

shares at the price of	RUB 214	rubles per Common Stock

shares at the price of	RUB 219	rubles per Common Stock

shares at the price of	RUB 224	rubles per Common Stock

shares at the price of	RUB 229	rubles per Common Stock

Common Stock may be offered for sale at the Strike Price, either at a single price point within the Price Range, or at various price points within the Price Range, including Strike Price offers.

The rights to Common Stock are accounted for at the depo account of the nominee holder (or foreign nominee holder)**:

name of the nominee holder (foreign nominee holder)

Depository Agreement	dated	Inter-depository Agreement	dated

Depositor name	Depositor code

Account number	Account section

name and code of depositor, number and section of depo account opened with National Settlement Depositary (NPO JSC NSD) (must be completed for settlements with NPO JSC NSD)

*
You need to specify the total amount of Common Shares offered for sale. The total amount of Common Shares offered for sale is the sum of the numbers specified in the table. The total number of Common Shares offered for sale may not exceed the number of Common Shares registered in the account of the respective shareholder.

**
This information should be provided by shareholders whose shares are registered on depo accounts opened with depositories or nominee holders / foreign nominee holders

Details of my Ruble bank account (Ruble bank account of my agent (authorized representatives)) in an authorized Russian bank for the transfer of funds in payment for the Common Stock to be set forth in the Share Purchase Agreement for Common Stock:

Banking details for transfer of funds in consideration for the Common Stock purchased:

Recipient:

Name of the bank:

Name of the bank branch (if applicable):

Address of the bank:

Personal account

Settlement account:

Correspondent account:

BIC:

INN:

For the purposes of complying with the provisions of Russian legislation on personal data protection, I hereby express my consent to the processing, incorporation in electronic databases, lists, reports, and internal documents, and transfer by electronic means or communication channels employing measures to ensure their protection from unauthorized access to the personal data (as defined by Russian legislation) by JSC NRK, Limited Liability Company NRC Stock Market, and Stream Digital LLC for the purposes of participation in the Tender Offer on the terms and conditions set out in the Tender Offer Memorandum using all methods provided for by applicable legislation, including the collection, recording, accumulation, storage, clarification, modification or update, use, dissemination (including transfer), depersonalization, blocking, deletion and trans-border transfer.

Signature

full name of the shareholder or an authorized representative acting on their behalf under a power of attorney acting under

type, number, and issue date of the document confirming the authority of the authorized representative acting on behalf of the shareholder

2016

Note: Provided that Stream Digital LLC has announced the results of the tender offer, the shareholder submitting the Common Stock Letter of Transmittal or his/her authorized representative must, within a period of five (5) Business days in the Russian Federation commencing on the date of the announcement by Stream Digital LLC of the results of the Tender Offer (including information on the pro-ration factor), appear at the office of NRK to sign a share purchase agreement and sign an instruction on debiting (crediting) (transfer order), if applicable, the tendered Common Stock to Stream Digital LLC (details of the account to which Common Stock will be transferred will be provided in the respective share purchase agreement). Any Common Stock transferred to Stream Digital LLC by shareholders in breach of the procedures set forth in the Tender Offer Memorandum, instructions hereto and respective share purchase agreements will not be accepted and paid for by Stream Digital LLC and will be returned by Stream Digital LLC to the respective shareholders (holders of Common Stock).

Once, if and when Stream Digital LLC announces the results of the Tender Offer (including information on the pro-ration factor), (1) Stream Digital LLC will be deemed to have accepted for purchase Common Stock in the amount specified in Common Stock Letters of Transmittal properly submitted pursuant to the Tender Offer Memorandum and the attached instructions and subject to pro-ration, and (2) under this agreement the shareholder who properly tendered Common Stock will be deemed to have undertaken to appear at the office of NRK to sign the share purchase agreement with respect to the Common Stock and to transfer the respective amount of the tendered Common Stock to Stream Digital LLC.

The Common Stock Letters of Transmittal must contain up-to-date and accurate details of the respective shareholder's ruble account with an authorized Russian bank to which funds in payment for the Common Stock will be transferred. Stream Digital LLC will not accept for purchase any Common Stock if the shareholder tendering such Common Stock does not indicate in the Common Stock Letter of Transmittal a ruble bank account with an authorized Russian bank to which the purchase price for the Common Stock shall be transferred.

Form No. 2 for Shareholders—Legal Entities
THIS IS AN ENGLISH TRANSLATION OF THE FORM IN THE RUSSIAN LANGUAGE
To Joint Stock Company Independent Registrar Company
for Stream Digital LLC 51/4 bld. 2 Schepkina str. Moscow, Russian Federation

No.

COMMON STOCK LETTER OF TRANSMITTAL

full name in accordance with the Company Charter, including form of incorporation and jurisdiction details of the state registration:

number and date of registration; issuing authority; registration number (for foreign legal entities)

INN, KPP, OKPO code, OKVED codes (for Russian legal entities)
Location:

postal address, telephone, fax, e-mail:

being a holder of ordinary registered shares of common stock of PJSC MTS (state registration number of the share issue: 1-01-04715-A dated January 22, 2004) ("Common Stock"), hereby submit my tender, pursuant to the terms and conditions of the Tender Offer Memorandum dated October 31, 2015

("Tender Offer Memorandum") concerning the invitation to submit tenders to sell Common Stock, to sell to Stream Digital LLC Shares in the amount of shares, on the following conditions*:

• Common Stock at the price equal to the Strike Price, in the following amount:

• Common Stock within the Price Range in the following amounts:

shares at the price of	RUB 199	rubles per Common Stock

shares at the price of	RUB 204	rubles per Common Stock

shares at the price of	RUB 209	rubles per Common Stock

shares at the price of	RUB 214	rubles per Common Stock

shares at the price of	RUB 219	rubles per Common Stock

shares at the price of	RUB 224	rubles per Common Stock

shares at the price of	RUB 229	rubles per Common Stock

Common Stock may be offered for sale at the Strike Price, either at a single price point within the Price Range, or at various price points within the Price Range, including Strike Price offers.

The rights to Common Stock are accounted for at the depo account of the nominee holder (or foreign nominee holder)**:

name of the nominee holder (foreign nominee holder)

Depository Agreement	dated	Inter-depository Agreement	dated

Depositor name	Depositor code

Account number	Account section

name and code of depositor, number and section of depo account opened with National Settlement Depositary (NPO JSC NSD) (must be completed for settlements with NPO JSC NSD)

*
You need to specify the total amount of Common Shares offered for sale. The total amount of Common Shares offered for sale is the sum of the numbers specified in the table. The total number of Common Shares offered for sale may not exceed the number of Common Shares registered in the account of the respective shareholder.

**
This information should be provided by shareholders whose shares are registered on depo accounts opened with depositories or nominee holders / foreign nominee holders

Details of my Ruble bank account (Ruble bank account of my agent (authorized representatives)) in an authorized Russian bank for the transfer of funds in payment for the Common Stock to be set forth in the Share Purchase Agreement for Common Stock:

Banking details for transfer of funds in consideration for the Common Stock purchased:

Recipient:

Name of the bank:

Name of the bank branch (if applicable):

Address of the bank:

Personal account

Settlement account:

Correspondent account:

BIC:

INN:

Signature

Stamp Here		Name in full of the company officer acting on behalf of the company without power of attorney and position in accordance with the charter, or authorized representative acting on behalf of the company on the basis of a power of attorney

acting under		type, number, and date of the document confirming the authority of the company officer (or an authorized representative) acting on behalf of the company
2016.

Note: Provided that Stream Digital LLC has announced the results of the tender offer, the shareholder submitting the Common Stock Letter of Transmittal or his/her authorized representative must, within a period of five (5) Business days in the Russian Federation commencing on the date of the announcement by Stream Digital LLC of the results of the Tender Offer (including information on the pro-ration factor), appear at the office of NRK to sign a share purchase agreement and sign an instruction on debiting (crediting) (transfer order), if applicable, the tendered Common Stock to Stream Digital LLC (details of the account to which Common Stock will be transferred will be provided in the respective share purchase agreement). Any Common Stock transferred to Stream Digital LLC by shareholders in breach of the procedures set forth in the Tender Offer Memorandum, instructions hereto and respective share purchase agreements will not be accepted and paid for by Stream Digital LLC and will be returned by Stream Digital LLC to the respective shareholders (holders of Common Stock).

Once, if and when Stream Digital LLC announces the results of the Tender Offer (including information on the pro-ration factor), (1) Stream Digital LLC will be deemed to have accepted for purchase Common Stock in the amount specified in Common Stock Letters of Transmittal properly submitted pursuant to the Tender Offer Memorandum and the attached instructions and subject to pro-ration, and (2) the shareholder who properly tendered Common Stock will be deemed to have undertaken to appear at the office of NRK to sign the share purchase agreement with respect to Common Stock and to transfer the respective amount of the tendered Common Stock to Stream Digital LLC.

The Common Stock Letters of Transmittal must contain up-to-date and accurate details of the respective shareholder's ruble account with an authorized Russian bank, to which funds in payment for the Common Stock will be transferred. Stream Digital LLC will not accept for purchase any Common Stock if the shareholder tendering such Common Stock does not indicate in the Common Stock Letter of Transmittal a ruble bank account with an authorized Russian bank to which the purchase price for the Common Stock shall be transferred.

INSTRUCTIONS FOR THE COMMON STOCK LETTER OF TRANSMITTAL FORMING PART OF THE TENDER OFFER PURSUANT TO THE TENDER OFFER MEMORANDUM DATED OCTOBER 31, 2016

I.
PROCEDURE FOR SUBMITTING COMMON STOCK LETTERS OF TRANSMITTAL

1.
The Common Stock Letters of Transmittal must be submitted personally by shareholders or their authorized representatives, including nominal holders or trustees acting under a notarized of power of attorney (cases where a notarized power of attorney is not required are expressly specified in paragraph 19 of section I), to NRK and signed in the presence of an authorized representative of NRK considering the Common Stock Letters of Transmittal between 3 p.m. Moscow time on October 31, 2016 and 10 a.m. Moscow time on December 1, 2016 subject to the provisions of section I, item 3.

2.
Common Stock Letters of Transmittal may be submitted at any of the NRK offices located at the following addresses:

Head Office

8 Ivana Franko Street, Moscow 121108;
Tel.: + 7 (495) 926-81-60

Arkhangelsk Branch
30 Severnoy Dviny Embankment, Suite 503, Arkhangelsk 163000;

Astrakhan Branch
41 Pobedy Street, Kirovsky District, Astrakhan 414040;

Volgograd Branch
19 Mira Street, Suite 309, Volgograd 400131;

Kaliningrad Branch
2 Leytenanta Yanalova Street, Kaliningrad 236023;

Kirov Branch
5 Gorky Street, 5/F, Suite 503, Kirov 610017;

Krasnoyarsk Branch
94 Prospekt Mira (Voskresensky Office Center), Suite 314, Krasnoyarsk 660017;

Murmansk Branch
73 Prospekt Lenina, Suite 201, Murmansk, Murmansk Oblast 183038, Russia

Nizhny Novgorod Branch
9/1 Belinskogo Street, Nizhny Novgorod 603022

Novgorod Branch
5 Kooperativnaya Street, Veliky Novgorod 173003;

Novorossiysk Branch
1 Svobody Street, Suite 117, Novorossiysk, Krasnodar Krai 353900;

Norilsk Branch
7 Leninsky Prospekt, Norilsk, Krasnoyarsk Krai 663305;

Perm Branch
34 Komsomolsky Prospekt, Perm 614000;

Rostov Branch
42/105 Goroda Volos Street, Rostov-on-Don 344010;

Samara Branch
3/27 Novo-Sadovaya Street, Samara 443100;

St. Petersburg Branch
6 Belovodsky Pereulok, Building A, St. Petersburg 194044

Saratov Branch
60/62A Imeni Chernyshevskogo Street, Saratov 410004;

Syktyvkar Branch
2 Prospekt Bumazhnikov, Syktyvkar, Komi Republic 167026;

Tula Branch
1 Mendeleevskaya Street, Suite 501, Tula 300041;

Chelyabinsk Branch
54 Karl Marx Street, Suite 215, Chelyabinsk 454090;

Sheremetyevo Branch
Post Office Sheremetyevo-1 Airport, Building 6, Khimki, Moscow Oblast 141426;

AeroAvkar Branch
212 Moskovsky Prospekt, Building A, Saint Petersburg 196066;

Yaroslavl Branch
6a Bogdanovicha Street, Suites 303, 304, Yaroslavl 150014;

Yekaterinburg Autonomous Division
3 Generalskaya Street, Yekaterinburg, Sverdlovsk Oblast 620062, Russia.

In all cases where these instructions state that a document must be "submitted", "provided", "lodged" or "presented" to JSC NRK, Limited Liability Company NRC Stock Market or another person providing for the implementation of the Tender Offer, such document must be provided to the respective person, other than in the case of an original passport or other ID, which shall be presented only for inspection. However, an original passport or other ID may be copied using the equipment of the person to whom the original passport or other ID is presented for inspection.

Information on the business hours of the tender offices and on additional tender offices should be checked on the website nrcreg.ru/contacts/branch/default.aspx or on the NRK telephone numbers indicated above.

3.
Common Stock will be considered validly tendered only with respect to those Common Stock Letters of Transmittal that will be actually submitted to NRK at the addresses specified in section I, item 2 within the specified business hours of NRK before 10 a.m. Moscow time on December 1, 2016. Common Stock Letters of Transmittal which do not comply with this requirement will not be accepted and considered.

Common Stock Letters of Transmittal submitted may be withdrawn before the deadline for submission of Common Stock Letters of Transmittal, 10 a.m. on December 1, 2016, Moscow time, by submitting a Notice of Withdrawal of the Common Stock Letter of Transmittal in the format set out in Appendix 1 to this Common Stock Letter of Transmittal. The shareholder is entitled to submit a new Common Stock Letter of Transmittal after the withdrawal of the Common Stock Letter of Transmittal, no later than the deadline for submission of Common Stock Letters of Transmittal, 10 a.m. on December 1, 2016, Moscow time. If a single shareholder submits multiple Common Stock Letters of Transmittal, consideration will be granted to the most recent Common Stock Letter of Transmittal, received closer to the deadline for acceptance of Common Stock Letters of Transmittal.

Stream Digital LLC may cancel any Common Stock Letter of Transmittal if the purchase and transfer of the Common Stock specified in such Common Stock Letter of Transmittal cannot be performed on any grounds, including due to (i) the discovery of obvious signs that the Common Stock Letter of Transmittal may be forged or otherwise invalid, (ii) the number of Common Stock specified in the Common Stock Letter of Transmittal exceeding the number of Common Stock registered on the relevant account of the shareholder in the Register (as defined below) or the relevant depo account(s) of the shareholder with the depository(-ies) (see also section I, items 20 and 21), or (iii) the Common Stock specified in the Common Stock Letter of Transmittal being blocked, encumbered or attached or having other restrictions on the rights and ability of the shareholder to transfer the Common Stock to Stream Digital LLC.

4.
In the event that Common Stock are tendered by shareholders that have personal accounts directly with the MTS shareholders' register held by NRK (the "Register"), Common Stock Letters of Transmittal may be submitted either (i) by shareholders directly (see section I, item 9 below for the description of documents required) or (ii) by their authorized representatives acting on the basis of duly executed powers of attorney (see section I, item 10 below for the description of documents required and section I, item 19 below for a general description of the required power of attorney).

5.
In the event that Common Stock are registered on the account of a securities trustee having a license of a professional securities market participant carrying out management of securities, Common Stock Letters of Transmittal must be submitted by such licensed securities trustee on its own behalf with a reference that it is acting as a securities trustee. The securities trustee must provide the documents with respect to itself set forth in section I, item 9 below and perform other actions set forth in this instruction with respect to shareholders that are legal entities whose rights to Common Stock are recorded on personal accounts in the Register. If Common Stock are registered on the account of a securities trustee not having a license of a professional securities market participant carrying out management of securities registered in the Register, the rules of such account may contain restrictions preventing the transfer of Common Stock from such account, in which case shareholders tendering such Common Stock are urged to consult their securities trustee where they have such account or obtain advice on participation in the Tender Offer. Common Stock Letters of Transmittal may be tendered either (i) by securities trustees themselves, provided that such securities trustees are entitled to sell Common Stock in the Tender Offer (see section I, item 9 below for the description of documents required) or (ii) by the shareholders' authorized representatives acting on the basis of duly executed powers of attorney issued by the shareholder (see section I, item 10 below for the description of documents required and section I, item 19 below for a general description of the required power of attorney).

6.
In the event that Common Stock are registered on depo accounts opened with depositories acting as nominee holders, Common Stock Letters of Transmittal may be submitted either (i) by shareholders (securities trustees, if applicable) themselves (see section I, item 12 below for a description of the documents required), or (ii) by authorized shareholder representatives, acting on the basis of duly executed powers of attorney issued by shareholders (see section I, item 13 below for a description of the documents required and section I, item 19 below for a general description of the required power of attorney), including, without limitation, nominee holders acting on the basis of duly executed powers of attorney issued by shareholders (see section I, item 11 below for a description of the documents required and section I, item 19 below for a general description of the required power of attorney).

7.
In the event that Common Stock are registered on depo accounts opened with depositories acting as foreign nominee holders, Common Stock Letters of Transmittal may be submitted either (i) by shareholders (or licensed securities trustees, if applicable) themselves (see section I, item 15 below for the description of documents required) or (ii) authorized representatives of the shareholders acting on the basis of duly executed powers of attorney issued by the shareholder (see section I, item 16 below for the description of documents required and section I, item 19 below for a general description of the required power of attorney), including, without limitation, foreign nominee holders acting on the basis of duly executed powers of attorney issued by the shareholder (see section I, item 14 below for the description of documents required and section I item 19 below for a general description of the required power of attorney).

8.
In the event that Common Stock are registered on a foreign authorized holder depo account, Common Stock Letters of Transmittal should be submitted by a foreign authorized holder in the name of the foreign authorized holder stating that it acts as a foreign authorized holder. In this case the foreign authorized holder should present the documents specified in section I, item 12 below in respect of itself, and perform any other actions envisaged in these instructions for shareholders that are legal entities whose Common Stock are recorded on a depo account with a depositary.

Shareholders tendering through their depositaries (nominee holders, foreign nominee holders) are urged to consult their depositaries (nominee holders, foreign nominee holders) on the applicable procedures.

9.
Shareholders having personal accounts directly in the Register and submitting Common Stock Letters of Transmittal themselves must follow the following procedure:

9.1
At or prior to submission of the Common Stock Letter of Transmittal the shareholder must update the details on its personal account in the Register and provide NRK with the questionnaire of a registered person and all documents required for these purposes.

9.2
Duly complete and sign the Common Stock Letter of Transmittal.

9.3
Upon submission of the Common Stock Letter of Transmittal provide NRK with:

a.
if such shareholders are individuals—their passport or other ID (as set forth, including with respect to the form of the document, in section I, item 12.3);

b.
if such shareholders are legal entities and an individual acting on behalf of such shareholder without a power of attorney submits the Common Stock Letter of Transmittal—their passport or other I.D. (as set forth, including with respect to the form of the document, in section I, item 12.3);

c.
a set of documents in respect of the shareholder required to verify the status of such shareholder and consisting of the same documents as would be required from such shareholder pursuant to the laws of the Russian Federation for the purposes of the opening of a personal account in the Register, subject to these instructions (the list of such documents is set forth in section I, item 12.3).

9.4
Comply with other requirements and provide other documents required by the Tender Offer Memorandum and this Common Stock Letter of Transmittal.

10.
Shareholders having personal accounts directly in the Register and instructing their authorized representatives to submit Common Stock Letters of Transmittal on their behalf must follow the following procedure:

10.1
At or prior to submission of the Common Stock Letter of Transmittal the shareholder must update the details on its personal account in the Register and provide NRK with the questionnaire of a registered person and all documents required for these purposes.

10.2
Issue a power of attorney to their authorized representative (see section I, item 19 for a general description of the power of attorney and the requirements thereto).

10.3
Authorized representatives submitting a Common Stock Letter of Transmittal on behalf of shareholders must:

a.
duly complete and sign the Common Stock Letter of Transmittal; and

b.
provide NRK with their passport or other ID (as set forth, including with respect to the form of the document, in section I, item 12.3); for individuals, submitting a Common Stock Letter of Transmittal on behalf of shareholders, their passport or other ID must be provided; furthermore, a notarized copy of the passport or other ID of the individual shareholder, on whose behalf the authorized representative is submitting a Common Stock Letter of Transmittal, must also be provided;

    c.
    provide NRK with an issued power of attorney; legal representatives (parents or guardians of the respective minors) of individual shareholders must provide a copy of a birth certificate or adoption of the individual shareholder and a notarized copy of the order appointing a guardian instead of an original power of attorney;

    d.
    provide NRK with a set of documents in respect of the shareholder required to check the status of such shareholder and consisting of the same documents as would be required from such shareholder pursuant to the laws of the Russian Federation for the purposes of the opening of a personal account in the Register, subject to these instructions (the list of such documents is set forth in section I, item 12.3).

  10.4
  Comply with other requirements and provide other documents required by the Tender Offer Memorandum and this Common Stock Letter of Transmittal.

11.
Shareholders having depo accounts with a depository (nominee holder) and instructing their nominee holder to submit Common Stock Letters of Transmittal on their behalf must follow the following procedure:

11.1
Issue a power of attorney to their nominee holder (see section I, item 19 for a general description of the power of attorney and the requirements thereto).

11.2
Nominee holders submitting a Common Stock Letter of Transmittal on behalf of a shareholder must:

a.
complete the Common Stock Letter of Transmittal, indicating the full name / company name, passport details (if applicable) and address or registered office of the shareholder whose Common Stock are being tendered;

b.
provide NRK with an extract from the depo account of the tendering shareholder with respect to the number of Common Stock held by such shareholder as of the date not more than ten (10) days preceding the date when the Common Stock Letter of Transmittal is submitted and, if the shareholder's depo account is held by a depository that records the shareholder's Common Stock on a nominee holder depo account opened with another depository, additionally provide a consolidated extract issued by the depositary having an account with National Settlement Depository (hereinafter, "NPO JSC NSD") or a set of extracts or certificates providing NRK with accurate information on the number of Common Stock held by the shareholder, and the total remaining Common Stock registered with the respective nominee holder with National Settlement Depository as of any date within ten (10) days preceding the date when the Common Stock Letter of Transmittal is submitted;

c.
provide NRK with their passport or other ID (as set forth, including with respect to the form of the document, in section I, item 12.3); for individuals, submitting a Common Stock Letter of Transmittal on behalf of shareholders, their passport or other ID must be provided; furthermore, a notarized copy of the passport or other ID of the individual shareholder, on whose behalf the authorized representative is submitting a Common Stock Letter of Transmittal, must also be provided;

d.
provide NRK with the respective power of attorney issued by the shareholder;

e.
provide NRK with a set of documents in respect of the shareholder required to check the status of such shareholder and consisting of the same documents as would be required from such shareholder pursuant to the laws of the Russian Federation for the purposes of opening of a personal account in the Register (except for the questionnaire of a registered person), subject to these instructions (the list of such documents is set forth in section I, item 12.3).

  11.3
  Comply with other requirements and provide other documents required by the Tender Offer Memorandum and this Common Stock Letter of Transmittal.

12.
Shareholders having depo accounts with a depository (nominee holder) and electing to submit Common Stock Letters of Transmittal themselves must follow the following procedure:

12.1
Duly complete and sign the Common Stock Letter of Transmittal.

12.2
Provide NRK with an extract from the depo account of such shareholder with the respective depositary with respect to the number of Common Stock held by such shareholder as of the date not more than ten (10) days preceding the date when the Common Stock Letter of Transmittal is submitted and, if the shareholder's Common Stock are held by a depository that records the shareholder's Common Stock on a nominee holder depo account opened with another depository, additionally provide a consolidated extract issued by the depositary having an account with National Settlement Depository or a set of extracts or certificates from each of the depositaries in the chain providing NRK with accurate information on the number of Common Stock held by the shareholder, and the total remaining Common Stock registered with the respective nominee holder with National Settlement Depository as of any date within ten (10) days preceding the date when the Common Stock Letter of Transmittal is submitted).

12.3
At the time of submission of the Common Stock Letter of Transmittal provide NRK with a set of documents required to verify the status of such shareholder and consisting of the same documents as would be required from such shareholder pursuant to the laws of the Russian Federation (except for the questionnaire of a registered person), if such shareholder were to open a personal account in the Register, subject to these instructions, including:

a.
with respect to individual shareholders:

i
a passport or other ID:

1)
military service card, temporary military service card, or ID (for persons in military service);

2)
temporary ID of a citizen of the Russian Federation issued for the period during which a passport is being issued according to the procedure approved by the Russian Government;

3)
ID of a citizen of the Russian Federation, with which the citizen of the Russian Federation entered Russia under federal law governing entry to and exit from the Russian Federation (for persons with permanent residence outside the Russian Federation);

4)
seaman's passport (seaman's ID);

5)
passport of a foreign national or ID of a stateless person.

b.
with respect to legal entities:

i
copies of the foundation documents of the legal entity, notarized or certified by the registering authority;

ii
copy of the certificate of state registration of a Russian legal entity, notarized or certified by the registering authority (to be provided if the legal entity was registered on or after July 1, 2002);

iii
copy of the certificate of entry of record in the unified state register of legal entities of a Russian legal entity registered prior to July 1, 2002, or an extract from the unified state register of legal entities, notarized or certified by the registering authority (to be provided if the legal entity was registered prior to July 1, 2002);

      iv
      original extract from the unified state register of legal entities issued no later than thirty (30) calendar days prior to the date of presentation, or a copy thereof, notarized or certified by the registering authority;

      v
      original extract from the commercial register or similar official register in which a foreign legal entity is registered, or a copy thereof, notarized or certified by the registering authority;

      vi
      original document confirming the election or appointment of a person(s) with the authority to act on behalf of the legal entity without a power of attorney, or a duly certified copy of or extract from such document; where there are several persons with the authority to act on behalf of the legal entity without a power of attorney jointly or independently of one another, also provide duly certified copies of or extracts from the document confirming the authority of the respective person to sign the Common Stock Letter of Transmittal or issue a power of attorney to the authorized representative signing the Common Stock Letter of Transmittal;

      vii
      original card containing a notarized sample signature of the person authorized to act on behalf of the legal entity without a power of attorney, or a notarized copy thereof, or a notarized power of attorney of the authorized representative signing the Common Stock Letter of Transmittal (or a notarized power of attorney with the right of substitution pursuant to which the power of attorney to the authorized representative signing the Common Stock Letter of Transmittal is issued) (in each case, in respect of powers of attorney issued outside the Russian Federation, certified by an officer authorized to notarize signatures pursuant to applicable law); where there are several persons with the authority to act on behalf of the legal entity without a power of attorney, the relevant document must be provided at least in respect of the signature of each person acting on behalf of the legal entity without a power of attorney who has signed the Common Stock Letter of Transmittal or the power of attorney of the authorized representative signing the Common Stock Letter of Transmittal; however, the requirements of this item 12.3b.vii do not apply if the Common Stock Letter of Transmittal is signed and submitted to NRK by an officer entitled to act on behalf of the respective legal entity without a power of attorney;

      viii
      documents set forth in items 12.3b.i-vii respect of a managing company appointed to act as the sole executive body of the legal entity (to be provided if the powers of the sole executive body of the legal entity have been delegated to a managing company).

  Any documents drawn up in full or in part in a foreign language must be accompanied by a Russian translation. The Russian translation and/or the signature of the translator must be notarized.

  Documents executed in a foreign country must be duly legalized, other than where such legalization is not required in accordance with federal laws and international treaties to which the Russian Federation is a party.

  12.4
  Comply with other requirements and provide other documents required by the Tender Offer Memorandum and this Common Stock Letter of Transmittal.

13.
Shareholders having depo accounts with a depository (nominee holder) instructing their authorized representatives (other than nominee holders) to submit Common Stock Letters of Transmittal on their behalf must follow the following procedure:

13.1
Issue a power of attorney to their authorized representative (see section I item 19 for a general description of the power of attorney and the requirements thereto).

13.2
Authorized representatives submitting a Common Stock Letter of Transmittal on behalf of a shareholder must:

a.
duly complete and sign the Common Stock Letter of Transmittal;

b.
provide NRK with:

i
their passport or other ID (as set forth, including with respect to the form of the document, in section I, item 12.3); for individuals, submitting a Common Stock Letter of Transmittal on behalf of shareholders, their passport or other ID must be provided; furthermore, a notarized copy of the passport or other ID of the individual shareholder, on whose behalf the authorized representative is submitting a Common Stock Letter of Transmittal, must also be provided;

ii
an original power of attorney; legal representatives (parents or guardians of the respective minors) of individual shareholders must provide a copy of a birth certificate or adoption of the individual shareholder and a notarized copy of the order appointing a guardian instead of an original power of attorney;

iii
an extract from the relevant depo account of the tendering shareholder with respect to the number of Common Stock held by such shareholder, as indicated in section I, item 12.2;

iv
a set of documents in respect of the shareholder required to verify the status of such shareholder and consisting of the same documents as would be required from such shareholder pursuant to the laws of the Russian Federation for the purposes of the opening of a personal account in the Register (except for the questionnaire of a registered person), subject to these instructions (the list of such documents is set forth in section I, item 12.3).

13.3
Comply with other requirements and provide other documents required by the Tender Offer Memorandum and this Common Stock Letter of Transmittal.

14.
Shareholders having depo accounts with a depository (foreign nominee holder) and instructing their foreign nominee holder to submit Common Stock Letters of Transmittal on their behalf must follow the following procedure:

14.1
Issue a power of attorney to their foreign nominee holder (see section I item 19 for a general description of the power of attorney and the requirements thereto).

14.2
Foreign nominee holders submitting a Common Stock Letter of Transmittal on behalf of a shareholder must:

a.
complete the Common Stock Letter of Transmittal, indicating the full name / company name, passport details (if applicable), and address or registered office of the shareholder whose Common Stock are being tendered;

b.
at the request of NRK or Stream Digital LLC, provide NRK with an official letter (in any format) signed by an authorized representative of the foreign nominee holder confirming execution of the depository agreement with the shareholder with respect to the number of Common Stock (indicated in the Common Stock Letter of Transmittal) held by such shareholder;

    c.
    provide NRK with an extract from the foreign nominee holder depo account, which takes into account the ownership right of such an owner, with respect to the number of Common Stock held by such shareholder as of the date not more than ten (10) days preceding the date when the Common Stock Letter of Transmittal is submitted, and additionally provide a consolidated extract issued by the depositary having a nominee holder depo account with National Settlement Depository or a set of extracts or certificates providing NRK with accurate information on the number of Common Stock held by the shareholder and recorded on the foreign nominee holder depo account, and the total remaining Common Stock registered with the respective nominee holder with National Settlement Depository as of any date within ten (10) days preceding the date when the Common Stock Letter of Transmittal is submitted.

    The extract from the foreign nominee holder depo account may be provided in English without a Russian translation, including in SWIFT message format. It is not necessary to legalize such extract issued in a foreign country for purposes of submission to the Registrar;

    d.
    provide NRK with their passport or other ID (as set forth, including with respect to the form of the document, in section I, item 12.3); for individuals, submitting a Common Stock Letter of Transmittal on behalf of shareholders, their passport or other ID must be provided; furthermore, a notarized copy of the passport or other ID of the individual shareholder, on whose behalf the authorized representative is submitting a Common Stock Letter of Transmittal, must also be provided;

    e.
    provide NRK with the respective power of attorney issued by the shareholder;

    f.
    provide NRK with a set of documents in respect of the shareholder required to check the status of such shareholder and consisting of the same documents as would be required from such shareholder pursuant to the laws of the Russian Federation for the purposes of the opening of a depo account with a depository, subject to these instructions (the list of such documents is set forth in section I, item 12.3).

  14.3
  Comply with other requirements and provide other documents required by the Tender Offer Memorandum and this Common Stock Letter of Transmittal.

15.
Shareholders having depo accounts with a depository (foreign nominee holder) and electing to submit a Common Stock Letters of Transmittal themselves must follow the following procedure:

15.1
Duly complete and sign the Common Stock Letter of Transmittal.

15.2
At the request of NRK or Stream Digital LLC, provide NRK with an official letter (in any format) signed by an authorized representative of the foreign nominee holder confirming execution of the depository agreement with the shareholder with respect to the number of Common Stock (indicated in the Common Stock Letter of Transmittal) held by such shareholder.

15.3
Provide NRK with an extract from the foreign nominee holder depo account, which takes into account the ownership right of such an owner, with respect to the number of Common Stock held by such shareholder as of the date not more than ten (10) days preceding the date when the Common Stock Letter of Transmittal is submitted, and additionally provide a consolidated extract issued by the depositary having a nominee holder depo account with National Settlement Depository or a set of extracts or certificates providing NRK with accurate information on the number of Common Stock held by the shareholder and recorded on the foreign nominee holder depo account, and the total remaining Common Stock registered with the respective nominee holder with National Settlement Depository as of any date within ten (10) days preceding the date when the Common Stock Letter ofTransmittal is submitted.

  The extract from the foreign nominee holder depo account may be provided in English without a Russian translation, including in SWIFT message format. It is not necessary to legalize such extract issued in a foreign country for purposes of submission to the Registrar;

  15.4
  At the time of submission of the Common Stock Letter of Transmittal provide NRK with a set of documents required to verify the status of such shareholder and consisting of the same documents as would be required from such shareholder pursuant to the laws of the Russian Federation if such shareholder were to open a personal account in the Register (except for an questionnaire of a registered person), subject to these instructions, including: the list of such documents with respect to individual shareholders is set forth in section I, item 12.3a.i; the list of such documents with respect to legal entities is set forth in section I, item 12.3b.

  15.5
  In case shareholders are legal entities and an individual acting on behalf of such shareholder without a power of attorney submits Common Stock Letter of Transmittal—their passport or other ID (as set forth, including with respect to the form of the document, in section I, item 12.3).

  15.6
  Comply with other requirements and provide other documents required by the Tender Offer Memorandum and this Common Stock Letter of Transmittal.

16.
Shareholders having depo accounts with a depository (foreign nominee holder) instructing their authorized representatives (other than foreign nominee holders) to submit Common Stock Letters of Transmittal on their behalf must follow the following procedure:

16.1
Issue a power of attorney to their authorized representative (see section I, item 19 for a general description of the power of attorney and the requirements thereto).

16.2
Authorized representatives submitting a Common Stock Letter of Transmittal on behalf of a shareholder must:

a.
duly complete and sign the Common Stock Letter of Transmittal;

b.
provide NRK with:

i
their passport or other ID (as set forth, including with respect to the form of the document, in section I, item 12.3); for individuals, submitting a Common Stock Letter of Transmittal on behalf of shareholders, their passport or other ID must be provided; furthermore, a notarized copy of the passport or other ID of the individual shareholder, on whose behalf the authorized representative is submitting a Common Stock Letter of Transmittal, must also be provided;

ii
an original power of attorney; legal representatives (parents or guardians of the respective minors) of individual shareholders must provide a copy of a birth certificate or adoption of the individual shareholder and a notarized copy of the order appointing a guardian instead of an original power of attorney;

iii
at the request of NRK or Stream Digital LLC, an official letter (in any format) of the foreign nominee holder signed by an authorized representative of the foreign nominee holder confirming execution of the depository agreement with the shareholder with respect to the number of Common Stock (indicated in the Common Stock Letter of Transmittal) held by such shareholder;

iv
an extract from the relevant depo account of the tendering shareholder with respect to Common Stock, as indicated in section I, item 15.3;

v
a set of documents in respect of the shareholder required to verify the status of such shareholder and consisting of the same documents as would be required from such shareholder pursuant to the laws of the Russian Federation for the purposes of opening of a personal account in the Register (except for the questionnaire of a registered person), subject to these instructions (the list of such documents is set forth in section I, item 12.3).

  16.3
  Comply with other requirements and provide other documents required by the Tender Offer Memorandum and this Common Stock Letter of Transmittal.

17.
Upon the request of a shareholder or its authorized representative NRK may issue to such shareholder or its authorized representative a receipt for submitted documents.

18.
Common Stock Letters of Transmittal must contain the up-to-date and accurate details of the respective shareholder's ruble account with an authorized Russian bank, to which funds in payment for the Common Stock will be transferred in accordance with section III, item 3 hereof. Stream Digital LLC will not accept for purchase any Common Stock if the shareholder tendering such Common Stock does not indicate in the Common Stock Letter of Transmittal a ruble bank account with an authorized Russian bank to which the purchase price for the Common Stock shall be transferred. Please consult with your bank prior to providing bank account details to ensure that the terms of your bank account allow for the receipt of payment in rubles for the Common Stock.

19.
Powers of attorney issued by the shareholders to their authorized representatives (including nominee holders) must be notarized and issued in accordance with Art. 185.1 of the Civil Code of the Russian Federation.

If Common Stock Letter of Transmittal is submitted on behalf of shareholders that are legal entities incorporated pursuant to the laws of the Russian Federation, powers of attorney issued in accordance with Art. 185.1, clause 5 of the Civil Code of the Russian Federation need not be notarized, provided that powers of attorney that are issued for sub-delegation purposes must be notarized in accordance with Art. 185.1, clause 3 of the Civil Code of the Russian Federation (save for powers of attorneys issued by legal entities and heads of branches and representative offices).

If a power of attorney is issued outside the Russian Federation, such power of attorney must be (i) notarized in the jurisdiction in which the respective shareholder is a resident and (ii) legalized at a Russian consulate, or apostilled if this is permitted under the relevant international treaty to which the Russian Federation is a party, or instead of being legalized or apostilled other requirements must be met as laid down by the relevant international treaty to which the Russian Federation is a party (where applicable). If all or any part of the power of attorney (including, but not limited to, the apostille, certifications, legalization) is in a foreign language, such power of attorney must be translated into Russian, and such translation or the signature of the translator must be notarized. If the power of attorney is comprised of more than one page, the pages must be bound by the person notarizing the power of attorney or, where these instructions permit the presentation of a power of attorney that is not notarized, by the person signing the power of attorney. Documents issued by state authorities of foreign countries must be legalized in accordance with the established procedure, except in cases where, under the federal laws or international treaties of the Russian Federation, such legalization is not required.

Powers of attorney issued by the shareholders to their authorized representatives (including nominee holders and foreign nominee holders) should provide for at least the following authorities of the attorney: (i) to complete, execute and submit the Common Stock Letter of Transmittal on behalf of the shareholder; (ii) to submit documents to and to receive documents from JSC NRK and Limited Liability Company NRC Stock Market; (iii) to sign share purchase agreement with respect to the Common Stock which are subject to tender; (iv) where appropriate, to sign and submit an order for debiting (crediting) of securities ("transfer order") on behalf of the shareholder; and (v) where appropriate, to re-delegate the authorities granted by the power of attorney. However, execution of the share purchase agreement can be effected by an authorized representative of a shareholder different from the authorized representative executing and submitting the Common Stock Letter of Transmittal (and other required documents) on behalf of the shareholder. The transfer order may also be signed by a person different from the one that will have signed the share purchase agreement, provided that the person executing the transfer order is duly authorized to do so on behalf of the shareholder and is acting in accordance with applicable legal requirements.

If the seller of the Common Stock is a minor or an individual of limited capacity, who has the right to conduct transactions with Common Stock with the consent of their parents, adoptive parents, or a guardian, the original document corroborating such consent must be included with the Common Stock Letter of Transmittal, in addition to other documents provided for in this Common Stock Letter of Transmittal.

Please consult your legal counsel and your nominee holder / foreign nominee holder prior to issuing a power of attorney and other required documents with respect to the Tender Offer.

20.
The number of Common Stock indicated in the applicable Common Stock Letter of Transmittal by the shareholder (or its authorized representative), whose Common Stock are registered in the Register, may not exceed the number of Common Stock registered with such shareholder's account in the Register as of the date of submission of the Common Stock Letter of Transmittal. Common Stock Letters of Transmittal which do not comply with this requirement will not be accepted and considered. If at the Expiration Time the number of Common Stock indicated in the applicable Common Stock Letter of Transmittal exceeds the number of Common Stock registered with the respective shareholder's in the Register, such Common Stock Letter of Transmittal may be annulled.

21.
The number of Common Stock indicated in the Common Stock Letter of Transmittal submitted by an authorized representative of a nominee holder / foreign nominee holder on behalf of a shareholder may not exceed the number of Common Stock registered on such shareholder's depo account as of the date of submission of the Common Stock Letter of Transmittal. If at the Expiration Time the number of Common Stock registered with the account of a nominee holder with National Settlement Depository is less than the number of Common Stock indicated in all Common Stock Letters of Transmittal submitted by the authorized representatives of such nominee holder / foreign nominee holder on behalf and/or in the interests of its clients and by the clients of such nominee holder / foreign nominee holder directly, such Common Stock Letters of Transmittal may be annulled.

22.
In the event that, in the period between 3 p.m. Moscow time on October 31, 2016 and 10 a.m. Moscow time on December 1, 2016 (during the business hours of NRK indicated in these instructions), multiple Common Stock Letters of Transmittal are received from or with respect to one shareholder, only the latest Common Stock Letter of Transmittal received by NRK will be accepted. This rule does not apply to Common Stock Letters of Transmittal with respect to Common Stock registered (i) in the Register and also with one or more depositories / nominee holders and/or foreign nominee holders, or (ii) with several depositories / nominee holders and/or foreign nominee holders.

If the Common Stock of a shareholder are recorded (i) in the Register and also with one or more depositories / nominee holders and/or foreign nominee holders, or (ii) with several depositories / nominee holders and/or foreign nominee holders, such single shareholder (its authorized representative) shall tender Common Stock recorded in the Register and registered with each such depository separately.

23.
Where documents are to be submitted at the request of NRK or Stream Digital LLC, such documents may be requested by NRK or Stream Digital LLC after the relevant application has been tendered and accepted. If the requested documents are not submitted prior to the Expiration Time, the respective Common Stock Letters of Transmittal may be cancelled.

24.
All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by Stream Digital LLC in its sole discretion, which determination shall be final and binding. Stream Digital LLC reserves the absolute right to waive any of the conditions of the Tender Offer or any defect in any tender, whether generally or with respect to any particular Common Share(s) or shareholders. Stream Digital LLC interpretations of the terms and conditions of this Tender Offer (including the Letters of Transmittal and the instructions thereto) and this Tender Offer Memorandum shall be final and binding.

II.
DETERMINATION OF THE PRO-RATION FACTOR AND ANNOUNCEMENT OF THE PRO-RATION RESULTS

1.
The number of Common Stock to be purchased by Stream Digital LLC from each shareholder that tenders its Common Stock shall be determined pursuant to the Tender Offer Memorandum. If the total number of properly tendered Common Stock (including ADSs) exceeds the number of Common Stock published in the press release based on the results of the Tender Offer, the Common Stock will be purchased from the shareholders in the amount calculated on the basis of the pro-ration factor specified in the relevant requirements.

The number of Common Stock that will be purchased from each securityholder will be calculated as follows:

Y = K * Z,

where

Y represents the number of Common Stock that will be purchased from holders of Common Stock that are validly tendered prior to the Expiration Time, which will be adjusted down to the nearest whole number where necessary to avoid the purchase of fractional securities,

Z represents the number of Common Stock properly tendered by such holder; and

K represents the pro-ration rate calculated pursuant to the below formula:

K =	Maximal amount of the securities X

where

K represents the pro-ration rate;

X represents the total number of Common Stock and ADSs validly tendered prior to the Expiration Time.

The number of Common Stock purchased from a Shareholder Y may not be less than one Common Share. If the number of Common Stock comes out to a fraction, this number will be rounded down to the nearest whole number.

2.
Within a reasonable period of time after the Expiration Time Stream Digital LLC will issue on the dedicated Internet website http://www.company.mts.ru/comp/ir/programma/ in Russian and http://www.mtsgsm.com/information/program/ in English an announcement of the results of the Tender Offer, which shall include the details of (1) the total number of securities in respect of which the Common Stock Letters of Transmittal were submitted; and (2) the pro-ration.

Once, if and when Stream Digital LLC announces the results of the Tender Offer (including information on the pro-ration factor), (1) Stream Digital LLC will be deemed to have accepted Common Stock in the amount specified in the Common Stock Letters of Transmittal properly submitted pursuant to the Tender Offer Memorandum and instructions attached thereto and subject to pro-ration, and (2) the shareholder who properly tendered Common Stock will be deemed to have undertaken to appear at the office of NRK to sign the share purchase agreement with respect to Common Stock and to transfer the respective amount of the tendered Common Stock to Stream Digital LLC.

Please follow the announcements issued on the dedicated Internet website in Russian http://www.company.mts.ru/comp/ir/programma and http://www.mtsgsm.com/information/program in English, for prompt information on the pro-ration results.

III.
EXECUTION OF SHARE PURCHASE AGREEMENTS, TRANSFER OF AND PAYMENT FOR COMMON STOCK

1.
Provided that Stream Digital LLC has accepted the validly tendered Common Stock in accordance with the Tender Offer Memorandum and announced the results of the Tender Offer, not later than five (5) Business days in the Russian Federation commencing on the date of the announcement by Stream Digital LLC of the results of the Tender Offer (including information on the pro-ration factor), shareholders that have submitted Common Stock Letters of Transmittal or their authorized representatives must appear at the office of NRK to sign a share purchase agreement. A share purchase agreement in respect of Common Stock shall be signed in two originals, one for Stream Digital LLC and one for the relevant shareholder. Common Stock purchase agreements may be signed by Limited Liability Company NRC Stock Market on behalf of Stream Digital LLC. If the tendered Common Stock are registered on the shareholder's personal account in the Register, the shareholder (or authorized representative) will need to sign the transfer order on the day of execution of the share purchase agreement and submit such transfer order to NRK. Any Common Stock transferred to Stream Digital LLC by shareholders other than in accordance with the procedures set forth in the Tender Offer Memorandum, the Common Stock Letter of Transmittal and the applicable share purchase agreement will not be accepted and paid for by Stream Digital LLC and will be returned by Stream Digital LLC to the respective shareholder.

If the total number of properly tendered Common Stock exceeds the number of Common Stock published in the press release based on the results of the Tender Offer, the Common Stock will be purchased from shareholders in the amount calculated on the basis of the pro-ration factor specified in the notice of the results of acceptance, by Stream Digital LLC, of Common Stock for purchase in the Tender Offer, calculated in accordance with the formula set forth in section II, item 1, which may not exceed the number of Common Stock registered with such shareholder's personal account in the Register (depo account with the depository) as of the date of execution of the share purchase agreement and, if the tendered Common Stock are registered on such shareholder's personal account in the Register, the transfer order, with respect to the Common Stock.

2.
At the moment of execution of the share purchase agreement with respect to the Common Stock, the shareholder or its authorized representative shall submit the following documents:

2.1
a passport or other ID (as set forth, including with respect to the form of the document, in section I, item 12.3);

2.2
in the event that the share purchase agreement and transfer order are executed by an authorized representative of the shareholder—a duly executed power of attorney issued in accordance with Art. 185.1 of the Civil Code of the Russian Federation and section I, item 19, except for cases when a duly executed power of attorney granting sufficient authority was provided earlier, together with the Common Stock Letter of Transmittal, to NRK and as of the date of execution of the share purchase agreement Limited Liability Company NRC Stock Market or another person signing the respective share purchase agreement in respect of Common Stock on behalf of Stream Digital LLC does not have information that such power of attorney has become null and void;

2.3
in the event that the tendering shareholder is an individual and his/her passport or other ID has been changed since the date of submission of the Common Stock Letter of Transmittal—official statement by the authority that changed the passport or other ID or a notarized copy of the new ID with indication of the previous document or another applicable document that, at the sole discretion of Stream Digital LLC or Limited Liability Company NRC Stock Market, is deemed appropriate and sufficient confirmation of such change;

  2.4
  in the event that the tendering shareholder is a legal entity and an individual entitled to act on behalf of such shareholder without a power of attorney has been changed since the date of submission of the Common Stock Letter of Transmittal—a set of documents set out in section I, items 12.3b.iv - viii, as applicable, confirming appointment of the person(s) entitled to act on behalf of the shareholder without a power of attorney (in accordance with section I, item 12.3b.vi, in the event the person (persons) entitled to act on behalf of the shareholder without a power of attorney has been changed;

  2.5
  in the event that the tendering shareholder is a Russian legal entity, at the request of Limited Liability Company NRC Stock Market or Stream Digital LLC, a copy of the latest balance sheet for the last reporting quarter with a stamp of the tax authority (if applicable), certified by a notary or by the company's seal (if applicable) and signature of the authorized officer and copies of the required corporate approvals certified by the company's seal and signature of the authorized officer if the transaction for the sale of Common Stock required to be approved by the relevant corporate bodies of the tendering shareholder under applicable law or the tendering shareholder's charter documents;

In addition to the above, Limited Liability Company NRC Stock Market may, either at its own discretion or at the directive of Stream Digital LLC, which may issue such directive at its own discretion, additionally request to provide an extract from a depo account of the respective shareholder (if Common Stock are registered on a depo account with a depository) as of the date not more than ten (10) days preceding the date of execution of the share purchase agreement in respect of Common Stock and, if the shareholder's Common Stock are held by a depository that records the shareholder's Common Stock on a nominee holder depo account opened with another depository, additionally provide a consolidated extract issued by the depositary having a nominee holder depo account with National Settlement Depository or a set of extracts or certificates confirming the shareholder's title to Common Stock in the amount not less than the amount of Common Stock indicated by such shareholder in the Common Stock Letter of Transmittal as of any date within ten (10) days preceding the date of execution of the share purchase agreement in respect of Common Stock.

In accordance with the procedure set forth in section III, item 1, upon execution of the transfer order the shareholder or its authorized representative (including nominee holder) must submit the following documents to NRK:

(i)
a passport or other ID (as set forth, including with respect to the form of the document, in section I, item 12.3);

(ii)
in the event that the share purchase agreement and transfer order are executed by an authorized representative of the shareholder—a duly executed power of attorney issued in accordance with Art. 185.1 of the Civil Code of the Russian Federation and section I, item 19, except for cases when a duly executed power of attorney granting sufficient authority was provided earlier, together with the Common Stock Letter of Transmittal, to NRK and, as of the date of execution of the transfer order, NRK does not have information that such power of attorney has become null and void;

(iii)
provide other documents and fulfill other requirements that are necessary for the execution of the transfer order in respect of the Common Stock in accordance with the laws of the Russian Federation or internal NRK documents governing the procedure for executing personal account transactions in the Register.

The shareholder must update the details on its personal account in the Register prior to the date of execution of the transfer order.

3.
Payment for the purchased Common Stock will be effected in cash in Russian rubles after the Common Stock are credited to the account of Stream Digital LLC in accordance with the terms and conditions of the share purchase agreement, the forms of which will be made available solely for the purposes of examination at the Company's website in Russian

  http://www.company.mts.ru/comp/ir/programma and in English http://www.mtsgsm.com/information/program. The form of the share purchase agreement will depend on whether the tendering shareholder is a legal entity or an individual; a resident or non-resident of Russia; and whether the rights of such shareholder to the Common Stock are recorded on such shareholder's personal account in the Register or on such shareholder's depo account with a depository. The costs of re-registration of Common Stock that are registered with accounts in the Register will be borne by Stream Digital LLC.

4.
Please note that share purchase agreements in respect of Common Stock may be executed by Limited Liability Company NRC Stock Market on behalf of Stream Digital LLC. Copies of the Common Stock purchase agreements signed by Limited Liability Company NRC Stock Market on behalf of Stream Digital LLC will be provided, for signature by the sellers of Common Stock, under the Tender Offer, during the period of execution of Common Stock purchase agreements.

5.
Requests for information in relation to the tendering procedures for the Common Stock should be directed to NRK at the following contact details: Ivana Franko St, 8, Business Center "Kutuzoff Tower", tel.: 8-800-200-80-72.). Questions in connection with the Tender Offer may also be directed to the Information Agent on 1-866-257-5415 (from within the United States) and 00800-3814-3814 (European Toll Free) and at the following email address: MTS-offer@georgeson.com. Banks, brokers and institutional holders within the United States may call 1-866-257-5415.

 Appendix 1

For Shareholders—Individuals THIS IS AN ENGLISH TRANSLATION OF THE FORM IN THE RUSSIAN LANGUAGE TO BE COMPLETED IN RUSSIAN
To JSC Independent Registration Company
for Stream Digital LLC*
51/4 bld. 2 Schepkina str. Moscow, Russian Federation

NOTICE OF WITHDRAWAL OF THE COMMON STOCK LETTER OF TRANSMITTAL NO.

full name of the individual shareholder

identity document:

name of the document, series, number, date of issue, issuing authority residential (registration) address:

building number, street, apartment number, district, city (including region), postal code, country postal address (correspondence address):

building number, street, apartment number, district, city (including region), postal code, country contact phone number (including international dialing code) and email address (if available):

in accordance with the terms of the Tender Offer Memorandum, I hereby withdraw my PJSC MTS Common Stock Letter of Transmittal, state registration number of the share issue 1-01-04715-A dated January 22, 2004, in the amount of shares*.

For the purposes of complying with the provisions of Russian legislation on personal data protection, I hereby express my consent to the processing, incorporation in electronic databases, lists, reports, and internal documents, and transfer by electronic means or communication channels employing measures to ensure their protection from unauthorized access to the personal data (as defined by the Russian legislation) by JSC NRK, Limited Liability Company NRC Stock Market, and Stream Digital LLC contained in this Notice of Withdrawal, for the purposes of recording this Notice of Withdrawal on the terms and conditions set out in the Tender Offer Memorandum, using all methods provided for by the applicable legislation, including the collection, recording, accumulation, storage, clarification, modification or update, use, dissemination (including transfer), depersonalization, blocking, deletion, and trans-border transfer.

Date of Notice of Withdrawal: 2016

Signature

full name of the shareholder or an authorized representative acting on their behalf under a power of attorney acting under

type, number, and issue date of the document confirming the authority of the authorized representative acting on behalf of the shareholder

*
You must specify the total number of Common Stock covered by this Notice of Withdrawal. The total number of Common Stock in the Notice of Withdrawal must match the total number of Common Stock covered by the previously filed Common Stock Letter of Transmittal.

For Shareholders—Legal Entities THIS IS AN ENGLISH TRANSLATION OF THE FORM IN THE RUSSIAN LANGUAGE TO BE COMPLETED IN RUSSIAN
To JSC Independent Registration Company
for Stream Digital LLC
51/4 bld. 2 Schepkina str. Moscow, Russian Federation

NOTICE OF WITHDRAWAL
OF THE COMMON STOCK LETTER OF TRANSMITTAL NO.

full name in accordance with the Company Charter, including form of incorporation and jurisdiction details of the state registration:

number and date of registration; issuing authority; registration number (for foreign legal entities)

INN, KPP, OKPO code, OKVED codes (for Russian legal entities)

location:

postal address, telephone, fax, e-mail:

in accordance with the terms of the Tender Offer Memorandum, we hereby withdraw our PJSC MTS Common Stock Letter of Transmittal, state registration number of the share issue 1-01-04715-A dated January 22, 2004, in the amount of shares*.

Date of Notice of Withdrawal:                                   2016

Signature

Stamp Here	full name of the company officer acting on behalf of the company without a power of attorney, including their title under the Company Charter, or an authorized representative acting on behalf of the company under a power of attorney acting under

type, number, and date of the document confirming the authority of the company officer (or authorized representative) acting on behalf of the company

*
You must specify the total number of Common Stock covered by this Notice of Withdrawal. The total number of Common Stock in the Notice of Withdrawal must match the total number of Common Stock covered by the previously filed Common Stock Letter of Transmittal.

QuickLinks

  Exhibit (a)(1)(ii)
PLEASE CAREFULLY READ THE INSTRUCTIONS ATTACHED HERETO BEFORE COMPLETING AND SUBMITTING THE COMMON STOCK LETTER OF TRANSMITTAL
Appendix 1
NOTICE OF WITHDRAWAL OF THE COMMON STOCK LETTER OF TRANSMITTAL NO.